Exhibit 23.2



                             CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our reports dated December 3, 1992 except for Notes 5 and 9, as to which the date is April 1, 1993, with respect to the consolidated financial statements of Star Gas Corporation and subsidiaries included in Petroleum Heat and Power Co., Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993 and Form S-8 Registration Statement for the registration of 1,000,000 shares of Class A Common Stock.


                                                     ERNST & YOUNG


June 9, 1994